FIRST INVESTORS LIFE INSURANCE COMPANY

FIRST INVESTORS LIFE LEVEL PREMIUM VARIABLE LIFE INSURANCE

(SEPARATE ACCOUNT B)

110 Wall Street

New York, New York 10005

June 9, 2008

Mr. Patrick Scott

Senior Counsel

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC  20549

Re:  First Investors Life Insurance Company and First Investors Life Level Premium Variable Life

Insurance (Separate Account B) (File Nos. 333-149362; 811-04328)

Dear Mr. Scott:

As Counsel to First Investors Life Insurance Company  (the “Depositor”), I am familiar with the proceedings taken and proposed to be taken by Registrant in connection with the proposed sale of an indefinite number of individual ISP CHOICE Variable Life Insurance Policies (the “ISP CHOICE Policies”) and the above referenced registration statement on Form N-6 covering the ISP CHOICE Policies (the “Registration Statement”) to which this opinion is an exhibit, filed by Registrant pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, as amended.  I have examined such records of the Depositor and of Registrant, other documents and such law as I have deemed necessary as a basis for this opinion.

Based upon such examination, I am of the opinion that:

1. the Depositor is duly organized and existing under the laws of the State of New York; and

2. when the Registration Statement has become effective and the ISP CHOICE Policies are issued according to the terms set forth in the General Plan of Operations for Registrant filed by the Depositor with the New York State Insurance Department, as described in the Prospectus and Statement of Additional Information included in the Registration Statement and in compliance with applicable law, the ISP CHOICE Policies will be legally issued, fully paid and nonassessable and will represent binding obligations of the Depositor, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Joanne McIntosh

Joanne McIntosh